Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Olivia Snyder, Investor Relations Analyst
(617) 796-8320

Select Income REIT Announces Fourth Quarter and Year End 2015 Results

Normalized FFO of $0.76 Per Share for the Fourth Quarter, up 16.9% Year Over Year

Rental Rates for New and Renewal Leases Increase by 26.1%

Same Property Cash Basis NOI for the Fourth Quarter, up 5.2% Year Over Year

Newton, MA (February 16, 2016): Select Income REIT (NYSE: SIR) today announced financial results for the quarter and year ended December 31, 2015.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“Select Income REIT produced strong operating results during the fourth quarter, with a 16.9% increase in normalized funds from operations per share compared to the same period a year ago. We also grew same property net operating income and cash basis net operating income as well as generated strong leasing and rent reset results during the quarter from our Hawaii portfolio. We executed leases for approximately 169,000 square feet during the quarter, which resulted in rents that were 26.1% higher than previous rents for the same space, 18.9 years of weighted average lease term and leasing capital commitments of only $0.23 per square foot per lease year.”

Results for the Quarter Ended December 31, 2015:

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended December 31, 2015 were $67.5 million, or $0.76 per diluted share, compared to Normalized FFO attributed to SIR for the quarter ended December 31, 2014 of $39.0 million, or $0.65 per diluted share. Net income attributed to SIR was $10.9 million, or $0.12 per diluted share, for the quarter ended December 31, 2015, compared to $26.9 million, or $0.45 per diluted share, for the same quarter last year. The increase in Normalized FFO attributed to SIR per share for the quarter ended December 31, 2015 primarily resulted from acquisitions, including the acquisition of Cole Corporate Income Trust, Inc., or CCIT, the positive impact of leasing activity and rent resets at SIR’s Hawaii properties and dividends received from SIR’s ownership of The RMR Group Inc. (NASDAQ: RMR) common stock related to the period from June 5, 2015 to December 14, 2015, partially offset by an increase in SIR’s weighted average number of common shares outstanding for the quarter ended December 31, 2015 compared to the quarter ended December 31, 2014. The decline in net income attributed to SIR per diluted share for the quarter ended December 31, 2015 primarily resulted from the non-cash loss on the distribution of RMR common

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

stock to SIR’s shareholders totaling $23.7 million, or $0.27 per diluted share, and the increase in SIR’s weighted average number of common shares outstanding, partially offset by the positive net impact of acquisitions, leasing activity and rent resets at SIR’s Hawaii properties and dividends received from SIR’s ownership of RMR common stock totaling $1.7 million, or $0.02 per diluted share.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR, and to Normalized FFO attributed to SIR for the quarters ended December 31, 2015 and 2014 appear later in this press release.

Results for the Year Ended December 31, 2015:

Normalized FFO attributed to SIR for the year ended December 31, 2015 were $249.9 million, or $2.88 per diluted share, compared to Normalized FFO attributed to SIR for the year ended December 31, 2014 of $153.9 million, or $2.75 per diluted share. Net income attributed to SIR was $74.7 million, or $0.86 per diluted share, for the year ended December 31, 2015, compared to $105.9 million, or $1.89 per diluted share, for the year ended December 31, 2014. The increase in Normalized FFO attributed to SIR per share for the year ended December 31, 2015 primarily resulted from acquisitions, including the acquisition of CCIT, the positive impact of leasing activity and rent resets at SIR’s Hawaii properties and dividends received from SIR’s ownership of RMR common stock related to the period from June 5, 2015 to December 14, 2015, partially offset by the increase in SIR’s weighted average number of common shares outstanding for the year ended December 31, 2015 compared to the year ended December 31, 2014. The decline in net income attributed to SIR per diluted share for the year ended December 31, 2015 primarily resulted from the non-cash loss on the distribution of RMR common stock to SIR’s shareholders totaling $23.7 million, or $0.27 per diluted share, costs related to SIR’s acquisition of CCIT and the increase in SIR’s weighted average number of common shares outstanding, partially offset by the positive net impact of acquisitions, leasing activity and rent resets at SIR’s Hawaii properties and dividends received from SIR’s ownership of RMR common stock totaling $1.7 million, or $0.02 per diluted share.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and to Normalized FFO attributed to SIR for the year ended December 31, 2015 and 2014 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 97,000 square feet and new leases for approximately 72,000 square feet during the quarter ended December 31, 2015, which resulted in combined weighted average (by square footage) rental rates that were approximately 26.1% higher than prior rents for the same space. The weighted average (by square footage) lease term for leases entered into during the fourth quarter of 2015 was 18.9 years. Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended December 31, 2015 totaled approximately $747,000, or approximately $0.23 per square foot per weighted average lease year. During the quarter ended December 31, 2015, SIR also completed one rent reset for a Hawaii lease of approximately 70,000 square feet of land at a rental rate that was approximately 44.3% higher than the prior rental rate.

As of December 31, 2015, 97.8% of SIR’s total rentable square feet was leased, compared to 97.7% as of September 30, 2015, and 96.4% as of December 31, 2014. Occupancy for properties owned continuously since October 1, 2014 was unchanged at 96.3% between December 31, 2015 and 2014. Same property cash basis net operating income, or Cash Basis NOI, increased 5.2% for the quarter ended December 31, 2015 when compared to the quarter ended December 31, 2014, largely as a result of leasing and rent reset activity in Hawaii and contractual rent increases for mainland properties since October 1, 2014.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the years ended December 31, 2015 and 2014 appear later in the press release.

Recent Investment and Sale Activities:

In November 2015, SIR acquired a 100% occupied single tenant net leased office property located in Parsippany, NJ containing approximately 100,000 rentable square feet for a purchase price of $32.0 million, excluding acquisition costs.  At the time of acquisition, this property had a remaining lease term of approximately 9.8 years.

During the fourth quarter of 2015, SIR ceased marketing for sale 13 properties with approximately 639,000 rentable square feet and reclassified them from held for sale status.

Distribution of RMR Common Stock:

On December 14, 2015, SIR distributed to common shareholders 0.0177 shares of RMR common stock for each common share of SIR held as of the close of business on November 27, 2015. In connection with this distribution, SIR recognized a non-cash loss of $23.7 million because the closing price of RMR common stock was lower than SIR’s carrying amount per share on the day RMR common stock was distributed to SIR’s shareholders. Since the distribution date, the trading price of RMR common stock has increased. If the trading price of RMR common stock on the distribution date had been at the current increased price per share, SIR would have recognized a lesser non-cash loss on the distribution.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s fourth quarter and full year 2015 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, February 23, 2016. To access the replay, dial (412) 317-0088. The replay pass code is 10079029.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s fourth quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Fourth Quarter 2015 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (NASDAQ: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  MR. BLACKMAN, SIR’S PRESIDENT AND CHIEF OPERATING OFFICER, HAS MADE STATEMENTS IN THIS PRESS RELEASE REGARDING GROWING SAME PROPERTY NOI AND CASH BASIS NOI AND SIR’S GENERATING STRONG LEASING RESULTS. SIR’S LEASING RESULTS WERE BASED OFF A SMALL AMOUNT OF LEASING ACTIVITY AND DID NOT HAVE, AND ARE NOT EXPECTED TO HAVE, A SIGNIFICANT IMPACT ON SIR’S OPERATING RESULTS. THERE CAN BE NO ASSURANCE THAT SIR WILL HAVE CONTINUED SUCCESS GROWING SAME PROPERTY NOI, CASH BASIS NOI AND INCREASING RENTAL RATES FROM LEASING ACTIVITIES. IN FACT, SAME PROPERTY NOI, CASH BASIS NOI AND FUTURE RENTAL RATES MAY NOT INCREASE BUT MAY DECLINE, AND

•                  THIS PRESS RELEASE STATES THAT THE TRADING PRICE OF RMR COMMON STOCK HAS INCREASED SINCE THE DISTRIBUTION OF RMR COMMON STOCK TO SIR’S SHAREHOLDERS. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THE TRADING PRICE OF RMR COMMON STOCK WILL CONTINUE TO INCREASE OR WILL NOT DECLINE. THE MARKET VALUE OF THE RMR COMMON STOCK WILL DEPEND UPON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND SIR’S CONTROL, SUCH AS MARKET CONDITIONS. THERE CAN BE NO ASSURANCE PROVIDED REGARDING THE PRICE AT WHICH THE RMR COMMON STOCK WILL TRADE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Rental income	$96,750	$47,692	$364,139	$189,743
Tenant reimbursements and other income	18,044	8,703	64,226	32,937
Total revenues	114,794	56,395	428,365	222,680

Expenses:
Real estate taxes	10,213	5,622	37,460	22,202
Other operating expenses	11,832	4,931	41,953	18,597
Depreciation and amortization	32,727	10,612	122,906	41,054
Acquisition related costs	267	1,609	21,987	7,348
General and administrative	6,371	3,758	25,859	14,881
Total expenses	61,410	26,532	250,165	104,082

Operating income	53,384	29,863	178,200	118,598

Dividend income	1,666	—	1,666	—
Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $1,362, $397, $5,100 and $1,579, respectively)	(20,175)	(2,949)	(73,885)	(12,974)
(Loss) gain on early extinguishment of debt	—	—	(6,845)	243
Loss on distribution to common shareholders of RMR common stock	(23,717)	—	(23,717)	—
Income before income tax expense and equity in earnings (loss) of an investee	11,158	26,914	75,419	105,867
Income tax expense	(191)	(55)	(515)	(175)
Equity in earnings (loss) of an investee	(50)	28	20	87
Income before gain on sale of property	10,917	26,887	74,924	105,779
Gain on sale of property	—	—	—	116
Net income	10,917	26,887	74,924	105,895
Net income allocated to noncontrolling interest	(41)	—	(176)	—
Net income attributed to SIR	$10,876	$26,887	$74,748	$105,895

Weighted average common shares outstanding - basic	89,285	59,886	86,699	55,964
Weighted average common shares outstanding - diluted	89,291	59,956	86,708	56,035

Net income attributed to SIR per common share - basic and diluted	$0.12	$0.45	$0.86	$1.89

Select Income REIT

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income attributed to SIR	$10,876	$26,887	$74,748	$105,895
Plus: depreciation and amortization	32,727	10,612	122,906	41,054
Plus: net income allocated to noncontrolling interest	41	—	176	—
Less: FFO allocated to noncontrolling interest	(118)	—	(436)	—
Less: gain on sale of property	—	—	—	(116)
FFO attributed to SIR	43,526	37,499	197,394	146,833
Plus: acquisition related costs	267	1,609	21,987	7,348
Plus: estimated business management incentive fees (2)	—	(79)	—	—
Plus: loss (gain) on early extinguishment of debt	—	—	6,845	(243)
Plus: loss on distribution to common shareholders of RMR common stock (3)	23,717	—	23,717	—
Less: normalized FFO from noncontrolling interest, net of FFO	—	—	(62)	—
Normalized FFO attributed to SIR	$67,510	$39,029	$249,881	$153,938

Weighted average common shares outstanding - basic	89,285	59,886	86,699	55,964
Weighted average common shares outstanding - diluted	89,291	59,956	86,708	56,035

FFO attributed to SIR per share - basic and diluted	$0.49	$0.63	$2.28	$2.62
Normalized FFO attributed to SIR per share - basic and diluted	$0.76	$0.65	$2.88	$2.75

(1)         SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SIR excludes acquisition related costs, gains and losses on early extinguishment of debt, loss on distribution to common shareholders of RMR common stock and Normalized FFO from noncontrolling interest, net of FFO. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate measures of operating performance for a REIT, along with net income, net income attributed to a REIT, operating income and cash flow from operating activities. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s revolving credit facility and term loan and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

(2)         Amounts represent estimated incentive fees under SIR’s business management agreement calculated after the end of each calendar year based upon common share total return. For 2014, this incentive fee was payable in SIR’s common shares; for 2015 and thereafter, any such fees will be payable in cash. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, each quarter.  Although SIR recognizes this expense, if any, each quarter for purposes of calculating net income, SIR does not include these amounts in the calculation of Normalized FFO attributed to SIR until the fourth quarter, which is when the actual expense amount for the year is determined. Negative amounts recognized in a quarter, if any, reflect the reversal of estimated business management incentive fees accrued on a year to date basis.

(3)         Amounts represent a non-cash loss recorded as a result of the closing price of RMR common stock being lower than SIR’s carrying amount per share on the day RMR common stock was distributed to SIR’s shareholders.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Calculation of NOI and Cash Basis NOI:
Rental income	$96,750	$47,692	$364,139	$189,743
Tenant reimbursements and other income	18,044	8,703	64,226	32,937
Real estate taxes	(10,213)	(5,622)	(37,460)	(22,202)
Other operating expenses	(11,832)	(4,931)	(41,953)	(18,597)
NOI	92,749	45,842	348,952	181,881
Non-cash straight line rent adjustments included in rental income (2)	(6,975)	(3,281)	(27,370)	(16,038)
Lease value amortization included in rental income (2)	(548)	(60)	(3,430)	(196)
Lease termination fees included in rental income (2)	(75)	—	(123)	—
Non-cash amortization included in other operating expenses (3)	(215)	—	(430)	—
Cash Basis NOI	$84,936	$42,501	$317,599	$165,647

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$84,936	$42,501	$317,599	$165,647
Non-cash straight line rent adjustments included in rental income	6,975	3,281	27,370	16,038
Lease value amortization included in rental income	548	60	3,430	196
Lease termination fees included in rental income	75	—	123	—
Non-cash amortization included in other operating expenses	215	—	430	—
NOI	92,749	45,842	348,952	181,881
Depreciation and amortization	(32,727)	(10,612)	(122,906)	(41,054)
Acquisition related costs	(267)	(1,609)	(21,987)	(7,348)
General and administrative	(6,371)	(3,758)	(25,859)	(14,881)
Operating income	53,384	29,863	178,200	118,598

Dividend income	1,666	—	1,666	—
Interest expense	(20,175)	(2,949)	(73,885)	(12,974)
(Loss) gain on early extinguishment of debt	—	—	(6,845)	243
Loss on distribution to common shareholders of RMR common stock	(23,717)	—	(23,717)	—
Income before income tax expense and equity in earnings (loss) of an investee	11,158	26,914	75,419	105,867
Income tax expense	(191)	(55)	(515)	(175)
Equity in earnings (loss) of an investee	(50)	28	20	87
Income before gain on sale of property	10,917	26,887	74,924	105,779
Gain on sale of property	—	—	—	116
Net income	$10,917	$26,887	$74,924	$105,895

(1)         The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SIR does.

(2)         SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)         SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035, over the then 20 year life of SIR’s property management agreement with the operating subsidiary of RMR as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Reconciliation of Consolidated Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of Consolidated NOI to Same Property NOI (2) (3):
Rental income	$96,750	$47,692	$364,139	$189,743
Tenant reimbursements and other income	18,044	8,703	64,226	32,937
Real estate taxes	(10,213)	(5,622)	(37,460)	(22,202)
Other operating expenses	(11,832)	(4,931)	(41,953)	(18,597)
Consolidated NOI	92,749	45,842	348,952	181,881
Less:
NOI of properties not included in same property results	(44,373)	(28)	(176,098)	(13,527)
Same property NOI	$48,376	$45,814	$172,854	$168,354

Calculation of Same Property Cash Basis NOI (2) (3):
Same Property NOI	$48,376	$45,814	$172,854	$168,354
Less:
Non-cash straight line rent adjustments included in rental income (4)	(3,388)	(3,279)	(10,839)	(13,473)
Lease value amortization included in rental income (4)	(113)	(60)	(135)	(68)
Lease termination fees included in rental income (4)	(75)	—	(123)	—
Non-cash amortization included in other operating expenses (5)	(131)	—	(252)	—
Same property cash basis NOI	$44,669	$42,475	$161,505	$154,813

(1)         See footnote (1) on page 7 of this press release for the definition of NOI and Cash Basis NOI and why SIR believes they are appropriate supplemental measures and how SIR uses these measures.

(2)         For the three months ended December 31, 2015, based on properties SIR owned as of December 31, 2015, and which it owned continuously since October 1, 2014.

(3)         For the year ended December 31, 2015, based on properties SIR owned as of December 31, 2015, and which it owned continuously since January 1, 2014.

(4)         SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)         SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035, over the then 20 year life of SIR’s property management agreement with the operating subsidiary of RMR as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	December 31,
	2015	2014
ASSETS
Real estate properties:
Land	$1,036,425	$756,160
Buildings and improvements	3,083,243	1,110,683
	4,119,668	1,866,843
Accumulated depreciation	(164,779)	(94,333)
	3,954,889	1,772,510

Acquired real estate leases, net	566,195	120,700
Cash and cash equivalents	17,876	13,504
Restricted cash	1,171	42
Rents receivable, including straight line rents of $92,264 and $64,894, respectively, net of allowance for doubtful accounts of $464 and $1,664, respectively	99,307	68,385
Deferred leasing costs, net	7,221	6,196
Deferred financing costs, net	16,323	3,416
Other assets	33,135	8,478
Total assets	$4,696,117	$1,993,231

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$303,000	$77,000
Term loan	350,000	350,000
Senior unsecured notes, net	1,435,632	—
Mortgage notes payable, net	286,747	18,816
Accounts payable and other liabilities	105,403	18,869
Assumed real estate lease obligations, net	86,495	26,475
Rents collected in advance	16,295	9,688
Security deposits	11,845	10,348
Due to related persons	3,740	1,588
Total liabilities	2,599,157	512,784

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,374,029 and 59,959,750 shares issued and outstanding, respectively	894	600
Additional paid in capital	2,178,477	1,441,036
Cumulative net income	324,986	250,238
Cumulative other comprehensive loss	(19,587)	(23)
Cumulative common distributions	(387,810)	(211,404)
Total shareholders’ equity	2,096,960	1,480,447
Total liabilities and shareholders’ equity	$4,696,117	$1,993,231

(END)